Exhibit 21

SUBSIDIARIES OF GARDNER DENVER, INC.

Gardner Denver’s principal subsidiaries as of December 31, 2006 are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

JURISDICTION OF
LEGAL NAME	INCORPORATION

Air-Relief, Inc.	Kentucky
Allen-Stuart Equipment Company, Inc. (dba ASECO)	Texas
Emco Wheaton USA, Inc.	Texas
Gardner Denver Hanover, Inc.	Delaware
Gardner Denver Holdings Inc.	Delaware
Gardner Denver International, Inc.	Delaware
Gardner Denver Nash LLC	Delaware
Gardner Denver Oberdorfer Pumps, Inc.	Delaware
Gardner Denver Thomas, Inc.	Delaware
Gardner Denver Water Jetting Systems, Inc.	Texas
TCM Investments, Inc. (dba Gardner Denver Petroleum Pumps)	Oklahoma
Thomas Industries Inc.	Delaware
Gardner Denver Austria GmbH	Austria
Gardner Denver Australia Pty Ltd.	Australia
Gardner Denver Nash Australia Pty Ltd.	Australia
Rietschle Thomas Australia Pty. Ltd.	Australia
Gardner Denver Belgium NV	Belgium
Belliss & Morcom Brasil Ltda.	Brasil
Gardner Denver Nash Brasil Industria e Comercio de Bombas Ltda.	Brasil
Rietschle Thomas Brasil Ltda.	Brasil
Emco Wheaton Corp.	Canada
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Rietschle Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
Rietschle Thomas Trading (Shanghai) Co. Ltd.	China
Gardner Denver Czech Republic s.r.o.	Czech Republic
Gardner Denver Denmark A/S	Denmark
Gardner Denver Oy	Finland
Tamrotor Kompressorit Oy (own 51%)	Finland
Gardner Denver Elmo France SARL	France
Gardner Denver France SA	France
Gardner Denver SA	France
Rietschle Thomas France S.A.S	France
Emco Wheaton GmbH	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Holdings GmbH & Co. KG	Germany
Gardner Denver Holdings Verwaltungs GmbH	Germany
Gardner Denver Nash Deutschland GmbH	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Thomas GmbH	Germany
TIWR Holdings GmbH	Germany
Gardner Denver Hong Kong Limited	Hong Kong

JURISDICTION OF
LEGAL NAME	INCORPORATION

Gardner Denver Elmo Italy S.r.l	Italy
Gardner Denver S.r.l.	Italy
Rietschle Thomas Italia S.p.A.	Italy
Gardner Denver Elmo Japan Ltd.	Japan
Rietschle Thomas Japan, Ltd.	Japan
Gardner Denver Nash Benelux B.V.	Netherlands
Gardner Denver Nederland B.V.	Netherlands
Gardner Denver Netherlands Holdings B.V.	Netherlands
Rietschle Thomas Netherlands B.V.	Netherlands
TIWR Netherlands Holdings C.V.	Netherlands
Gardner Denver New Zealand Ltd.	New Zealand
Tamrotor Marine Compressor AS (own 9%)	Norway
Gardner Denver Polska Sp. z.o.o	Poland
Gardner Denver Nash Singapore Pte. Ltd.	Singapore
Gardner Denver Slovakia s.r.o	Slovakia
Gardner Denver Korea Ltd.	South Korea
Gardner Denver Iberica, S.L	Spain
Gardner Denver Nash Scandinavia A.B.	Sweden
Gardner Denver Sweden AB	Sweden
Todo AB	Sweden
Gardner Denver Elmo Technology Switzerland GmbH	Switzerland
Gardner Denver Schweiz AG	Switzerland
Da More, Inc.	Taiwan
Rietschle Thomas Taiwan Co. Ltd.	Taiwan
Belliss & Morcom Limited	United Kingdom
Emco Wheaton U.K. Ltd.	United Kingdom
Gardner Denver Alton Ltd.	United Kingdom
Gardner Denver Drum Ltd.	United Kingdom
Gardner Denver Hoffman, Ltd.	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom

JURISDICTION OF
LEGAL NAME	INCORPORATION

Gardner Denver International Ltd	United Kingdom
Gardner Denver Ltd.	United Kingdom
Gardner Denver Nash U.K. Ltd.	United Kingdom
Gardner Denver UK Ltd.	United Kingdom
GD First (UK) Ltd.	United Kingdom
Todo Products Ltd.	United Kingdom
Webster Drives Ltd.	United Kingdom